UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2018 (March 9, 2018)

SYNIVERSE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32432	30-0041666
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8125 Highwoods Palm Way

Tampa, Florida 33647

Telephone: (813) 637-5000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to the First Lien Credit Agreement

On March 9, 2018 (the “Closing Date”), Syniverse Holdings, Inc. (the “Company”), entered into the Fifth Amendment (the “Fifth Amendment”) to the Credit Agreement, dated as of April 23, 2012, as amended by the Incremental Commitment Amendment, dated as of June 28, 2013, as further amended by the Second Amendment, dated as of September 23, 2013, as further amended by the Third Amendment, dated as of March 6, 2015, as further amended by the Fourth Amendment, dated as of April 10, 2017 (the “Existing First Lien Credit Agreement”), and as further amended by the Fifth Amendment (the “Amended First Lien Credit Agreement”), among the Company, as borrower, Buccaneer Holdings, LLC (“Holdings”), Barclays Bank PLC, as administrative agent, swing line lender and letters of credit issuer (the “First Lien Agent”), and the lenders and other parties from time to time party thereto.

The Fifth Amendment, among other things, (i) extends the scheduled maturity date of the existing revolving credit commitments (the “Existing Revolving Credit Facility”), by converting the Existing Revolving Credit Facility into a new tranche of revolving credit commitments (the “New Extended Revolving Credit Facility”), (ii) provides for a new tranche of term loans “C” in an aggregate principal amount of $1,702,000,000 (the “Tranche C Term Loans”), (iii) amends the Existing First Lien Credit Agreement to, among other things, permit incurrence of the Tranche C Term Loans and the Second Lien Term Loans (as defined below) and (iv) further amends certain terms and conditions of the Existing First Lien Credit Agreement and the security agreement and guarantees entered into in connection therewith.

Proceeds of the Tranche C Term Loans, together with proceeds of the Second Lien Term Loans and cash on hand, were used to (i) prepay in full the Initial Term Loans and the Tranche B Term Loans, in each case, under and as defined in the Existing First Lien Credit Agreement (collectively, the “Existing Term Loans”), (ii) satisfy and discharge the SFHC Notes and the SFHC Indenture (each, as defined below) and redeem in full the SFHC Notes as further described below and (iii) pay interest, premiums, costs, fees and expenses in connection with the foregoing (the foregoing, collectively, the “Refinancing”). The New Extended Revolving Credit Facility replaced the Existing Revolving Credit Facility in its entirety. The New Extended Revolving Credit Facility will be used to finance the working capital needs of the Company and for general corporate purposes.

The New Extended Revolving Credit Facility will mature on December 9, 2022 and the Tranche C Term Loans will mature on March 9, 2023.

Beginning with the end of the first full fiscal quarter commencing after the Closing Date, the Tranche C Term Loans will begin amortizing in equal quarterly installments in an amount equal to 0.25% per quarter of the original principal amount thereof, with the remaining balance due at final maturity.

The Company may voluntarily prepay the Tranche C Term Loans, in whole or in part, subject to minimum amounts, with prior notice but without premium or penalty, except that prepayments and certain refinancings of, and certain replacements of lenders under, the Tranche C Term Loans on or prior to the six month anniversary of the Closing Date, in each case, in connection with a repricing event, will be subject to a prepayment premium of 1.0% of the principal amount so prepaid, refinanced or replaced. The Company must prepay the Tranche C Term Loans with the net cash proceeds of asset sales, casualty and condemnation events, the incurrence or issuance of indebtedness (other than indebtedness permitted to be incurred under the Amended First Lien Credit Agreement unless specifically incurred to refinance a portion of the Tranche C Term Loans) and, for the year ended December 31, 2018 and thereafter, 50% of excess cash flow (such percentage to be subject to a reduction to 25% on the achievement of a net first lien leverage ratio of less than 3.75:1.0 and a further reduction to zero on the achievement of a net first lien leverage ratio of less than 2.75:1.0), in each case, subject to certain reinvestment rights and other exceptions, including for the ratable prepayment or redemption of pari passu indebtedness, as well as the right of the lenders to decline certain prepayments.

Borrowings under the New Extended Revolving Credit Facility and the Tranche C Term Loans bear interest at a floating rate which can be, at the Company’s option, either (i) a Eurodollar borrowing rate for a specified interest period plus an applicable margin or, (ii) an alternative base rate plus an applicable margin, subject to a base rate floor of 0.00%, and, in the case of the Tranche C Term Loans, a Eurodollar rate floor of 1.00%. The applicable margin for borrowings under the New Extended Revolving Credit Facility ranges from 4.50% to 5.00% per annum for Eurodollar loans and from 3.50% to 4.00% per annum for base rate loans and is determined by reference to a pricing grid based on the Company’s consolidated net first lien leverage ratio. The applicable margin for the Tranche C Term Loans is 5.00% per annum for Eurodollar loans and 4.00% per annum for base rate loans.

The following fees are applicable under the New Extended Revolving Credit Facility: (i) an unused line fee of 0.50% per annum, subject to an adjustment to 0.375% per annum based on a net first lien leverage ratio of 4.00:1.00, (ii) a letter of credit participation fee on the aggregate stated amount of each letter of credit available to be drawn equal to the applicable margin for Eurodollar rate loans under the New Extended Revolving Credit Facility, (iii) a letter of credit fronting fee equal to 0.125% per annum on the daily amount of each letter of credit available to be drawn and (iv) certain other customary fees and expenses payable to letter of credit issuers.

The Company’s obligations under the New Extended Revolving Credit Facility and the Tranche C Term Loans are guaranteed by the same guarantors, and secured by the same assets, that guaranteed and secured the Existing Revolving Credit Facility and the Existing Term Loans.

The Amended First Lien Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants. The negative covenants are subject to customary exceptions and limited to the following: limitations on the incurrence of debt, liens, fundamental changes, restrictions on subsidiary distributions, transactions with affiliates, further negative pledge, asset sales, restricted equity and debt payments, investments and acquisitions, repayment of certain debt in the event of a change of control, amendments of certain debt documents and the activities of Holdings.

There are no financial covenants included in the Amended First Lien Credit Agreement other than a springing maximum net first lien leverage ratio of (i) 6.50:1.00 for the fiscal quarters ended on June 30, 2018 and September 30, 2018 and (ii) 6.25:1.00 for the fiscal quarter ended on December 31, 2018 and each fiscal quarter ended thereafter, which is tested only for the benefit of the revolving lenders and only (x) commencing with the first full fiscal quarter of the Company after the Closing Date, when, at the end of any fiscal quarter, any revolving loans, any swing line loans or any letter of credit obligations (excluding undrawn letters of credit not in excess of $10.0 million in the aggregate and any letters of credit which are cash collateralized to at least 105.0% of their maximum stated amount) are outstanding and (y) upon an extension of credit under the New Extended Revolving Credit Facility in the form of the making of a revolving loan or a swing line loan, or the issuance of a letter of credit.

The Amended First Lien Credit Agreement provides that, upon the occurrence of certain events of default, the Company’s obligations thereunder may be accelerated and the lending commitments terminated. Such events of default include payment defaults to the lenders, material inaccuracies of representations and warranties, covenant defaults, cross-defaults to other material indebtedness, voluntary and involuntary bankruptcy proceedings, material money judgments, material ERISA/pension plan events, certain change of control events and other customary events of default. The events of default are subject to exceptions and cure rights.

Second Lien Credit Facility

Second Lien Credit Agreement

On the Closing Date, the Company entered into a second lien credit agreement (the “Second Lien Credit Agreement”) among the Company, as borrower, Holdings, Barclays Bank PLC, as administrative agent (the “Second Lien Agent”), and the lenders and other parties from time to time party thereto. The Second Lien Credit Agreement provides for a second lien term loan credit facility in an aggregate principal amount of $220,000,000 (the “Second Lien Credit Facility”).

Proceeds of the term loans under the Second Lien Credit Facility (the “Second Lien Term Loans”), together with proceeds of the Tranche C Term Loans and cash on hand, were used to fund the Refinancing.

The Second Lien Term Loans will mature on March 11, 2024 and have no scheduled amortization prior to maturity.

The Company’s obligations under the Second Lien Credit Facility will be guaranteed by Holdings and each of its current and future direct and indirect wholly owned domestic subsidiaries (the “Subsidiary Guarantors”) (other than (i) subsidiaries designated as unrestricted, (ii) immaterial subsidiaries, (iii) any subsidiary that is prohibited by applicable law or certain contractual obligations from guaranteeing the Second Lien Credit Facility or which would require governmental approval to provide a guarantee, (iv) certain holding companies of foreign subsidiaries, (v) not-for-profit subsidiaries, if any, (vi) any subsidiary with respect to which the Company and the administrative agent reasonably agree that the burden, cost or other consequences of providing a guarantee will be excessive in view of the benefits obtained by the lenders therefrom and (vii) any subsidiary whose guaranteeing of the Second Lien Credit Facility would result in a material adverse tax consequence) and will be secured by a second-priority lien on substantially all of their assets, including capital stock of subsidiaries (subject to certain exceptions) (the “Collateral”), which is junior to the lien securing facilities under the Amended First Lien Credit Agreement (the “First Lien Facilities”).

The Company may voluntarily prepay the Second Lien Term Loans, in whole or in part, subject to minimum amounts, with prior notice but without premium or penalty, except that prepayments and certain refinancings of the Second Lien Term Loans and certain amendments or replacements of lenders under the Second Lien Term Loans in connection with a repricing event, in each case, prior to the third anniversary of the Closing Date will be subject to a prepayment premium as follows: (i) 3% of the aggregate principal amount of the Second Lien Term Loans so prepaid, refinanced, amended or replaced prior to the first anniversary of the Closing Date, (ii) 2% of the aggregate principal amount of the Second Lien Term Loans so prepaid, refinanced, amended or replaced on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing date and (iii) 1% of the aggregate principal amount of the Second Lien Term Loans so prepaid, refinanced, amended or replaced on or after the second anniversary of the Closing Date but prior to the third anniversary of the Closing date. The Company must prepay the Second Lien Term Loans with the net cash proceeds of asset sales, casualty and condemnation events, the incurrence or issuance of indebtedness (other than indebtedness permitted to be incurred under the Amended First Lien Credit Agreement unless specifically incurred to refinance a portion of the Second Lien Term Loans) and, for the year ended December 31, 2018 and thereafter, 50% of excess cash flow (such percentage to be subject to a reduction to 25% on the achievement of a net senior secured leverage ratio of less than 5.25:1.0 and a further reduction to zero on the achievement of a net senior secured leverage ratio of less than 4.25:1.0), in each case, subject to credit for voluntary prepayment or redemption of First Lien Facilities and other senior priority indebtedness, certain reinvestment rights and other exceptions, including for the ratable prepayment or redemption of pari passu indebtedness, as well as the right of the lenders to decline certain prepayments. Until Discharge of Senior Obligations under, and as defined in, the Intercreditor Agreement (as defined below), no mandatory prepayments of the Second Lien Term Loans with the net cash proceeds of asset sales, casualty and condemnation events and excess cash flow will be required, except to the extent of the respective mandatory prepayments under the Amended First Lien Credit Agreement or other senior priority indebtedness declined by the lenders thereunder and only to the extent permitted thereunder.

Borrowings under the Second Lien Term Loans bear interest at a floating rate which can be, at the Company’s option, either (i) a Eurodollar borrowing rate for a specified interest period plus an applicable margin or, (ii) an alternative base rate plus an applicable margin, subject to a Eurodollar rate floor of 1.00% or a base rate floor of 0.00%, as applicable. The applicable margin for the Second Lien Term Loans is 9.00% per annum for Eurodollar loans and 8.00% per annum for base rate loans.

The Second Lien Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants. The negative covenants are subject to customary exceptions and limited to the following: limitations on the incurrence of debt, liens, fundamental changes, restrictions on subsidiary distributions, transactions with affiliates, further negative pledge, asset sales, restricted equity and debt payments, investments and acquisitions, repayment of certain debt in the event of a change of control, amendments of certain debt documents and the activities of Holdings.

There are no financial covenants included in the Second Lien Credit Agreement.

The Second Lien Credit Agreement provides that, upon the occurrence of certain events of default, the Company’s obligations thereunder may be accelerated and the lending commitments terminated. Such events of default include payment defaults to the lenders, material inaccuracies of representations and warranties, covenant defaults, cross-payment defaults and cross-acceleration to other material indebtedness, voluntary and involuntary bankruptcy proceedings, material money judgments, material ERISA/pension plan events, certain change of control events and other customary events of default. The events of default are subject to exceptions and cure rights.

Second Lien Security Agreement

On the Closing Date, the Company, Holdings, the Subsidiary Guarantors and the Second Lien Agent entered into a second lien security agreement (the “Second Lien Security Agreement”), whereby the Company, Holdings and the Subsidiary Guarantors granted a second-priority lien to the Second Lien Agent for the benefit of the Secured Parties (as defined in the Second Lien Credit Agreement) on the Collateral.

Second Lien Holdings Guaranty

On the Closing Date, Holdings entered into a second lien holdings guaranty (the “Second Lien Holdings Guaranty”) in favor of the Secured Parties, whereby Holdings guaranteed the obligations of the Company and the Subsidiary Guarantors under the Second Lien Credit Agreement.

Second Lien Subsidiary Guaranty

On the Closing Date, the Subsidiary Guarantors entered into a second lien subsidiary guaranty (the “Second Lien Subsidiary Guaranty”) in favor of the Secured Parties, whereby the Subsidiary Guarantors guaranteed the obligations of the Company, Holdings and the other Subsidiary Guarantors under the Second Lien Credit Agreement.

Intercreditor Agreement

On the Closing Date, the First Lien Agent and the Second Lien Agent entered into, and the Company, Holdings and the Subsidiary Guarantors acknowledged, an intercreditor agreement (the “Intercreditor Agreement”) governing the relative priorities of their respective security interests in the Collateral and certain other matters relating to the administration of security interests.

The foregoing summary of the Fifth Amendment, the Second Lien Credit Agreement, the Second Lien Security Agreement, the Second Lien Holdings Guaranty, the Second Lien Subsidiary Guaranty and the Intercreditor Agreement (collectively, the “Credit Documents”) does not purport to be complete and is subject to and qualified in its entirety by reference to the Credit Documents, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 to this Current Report on Form 8-K and are incorporated herein by reference.

1.02 Termination of a Material Definitive Agreement

On February 12, 2018, Syniverse Foreign Holdings Corporation, a Delaware corporation (“SFHC”) and an indirect wholly-owned subsidiary of the Company, announced that it had delivered a conditional notice of redemption (the “Notice”) to the trustee of the $369,547,000 aggregate principal amount of outstanding 9.125% senior notes due 2022 (the “SFHC Notes”). On March 12, 2018, a portion of the proceeds received by the Company from the Tranche C Term Loans and the Second Lien Term Loans, together with cash on hand, were used to redeem the SFHC Notes. In connection with the redemption of the SFHC Notes, on March 9, 2018, the Company satisfied and discharged the SFHC Notes and the Indenture, dated as of January 11, 2017, between SFHC and Wilmington Trust, National Association, as Trustee, as supplemented by the First Supplemental Indenture, dated as of January 11, 2017 (the “SFHC Indenture”).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Documents set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Fifth Amendment to Credit Agreement, dated as of March 9, 2018, among Syniverse Holdings, Inc., Buccaneer Holdings, LLC, Barclays Bank PLC, as Administrative Agent, each L/C Issuer and the Swing Line Lender and the lenders and other parties party thereto.

10.2	Second Lien Credit Agreement, dated as of March 9, 2018, among Syniverse Holdings, Inc., Buccaneer Holdings, LLC, Barclays Bank PLC, as Administrative Agent, and the lenders from time to time party thereto.

10.3	Second Lien Security Agreement, dated as of March 9, 2018, among Syniverse Holdings, Inc., Buccaneer Holdings, LLC, the Subsidiary Guarantors and Barclays Bank PLC, as Administrative Agent.

10.4	Second Lien Holdings Guaranty, dated March 9, 2018, by Buccaneer Holdings, LLC in favor of the Secured Parties.

10.5	Second Lien Subsidiary Guaranty, dated March 9, 2018, by the Subsidiary Guarantors party thereto in favor of the Secured Parties.

10.6	Intercreditor Agreement, dated March 9, 2018, by and between Barclays Bank PLC, as First Lien Agent, and Barclays Bank PLC, as Second Lien Agent.

EXHIBIT INDEX

Exhibit Number	Description
10.1	Fifth Amendment to Credit Agreement, dated as of March 9, 2018, among Syniverse Holdings, Inc., Buccaneer Holdings, LLC, Barclays Bank PLC, as Administrative Agent, each L/C Issuer and the Swing Line Lender and the lenders and other parties party thereto.

10.2	Second Lien Credit Agreement, dated as of March 9, 2018, among Syniverse Holdings, Inc., Buccaneer Holdings, LLC, Barclays Bank PLC, as Administrative Agent, and the lenders from time to time party thereto.

10.3	Second Lien Security Agreement, dated as of March 9, 2018, among Syniverse Holdings, Inc., Buccaneer Holdings, LLC, the Subsidiary Guarantors and Barclays Bank PLC, as Administrative Agent.

10.4	Second Lien Holdings Guaranty, dated March 9, 2018, by Buccaneer Holdings, LLC in favor of the Secured Parties.

10.5	Second Lien Subsidiary Guaranty, dated March 9, 2018, by the Subsidiary Guarantors party thereto in favor of the Secured Parties.

10.6	Intercreditor Agreement, dated March 9, 2018, by and between Barclays Bank PLC, as First Lien Agent, and Barclays Bank PLC, as Second Lien Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2018

SYNIVERSE HOLDINGS, INC.
(Registrant)

By:	/s/ Laura E. Binion
Name:	Laura E. Binion
Title:	Senior Vice President and General Counsel